Exhibit 10.1 – Non exclusive license agreement between Materials and NASA

LICENSE AGREEMENT

NATIONAL AERONAUTICS AND SPACE ADMINISTRATION

AND

NANOTAILOR, INC.

NONEXCLUSIVE LICENSE AGREEMENT DN-

LICENSE COMMENCEMENT DATE:

TABLE OF CONTENTS

ARTICLE		PAGE NO.

	Preamble

I	Definitions	5

II	License Grant	7

III	Sublicenses

IV	Term of License	8

V	Practical Application	9

VI	United States Manufacture	9

VII	Royalty and Payment	9

VIII	Reports	11

IX	Audit Rights	13

X	Marking	14

XI	Use of the NASA Name	14

XII	Disclaimer of Warranties	15

XIII	Risk Allocation and Indemnification	16

XIV	Patent Validity	17

XV	Points of Contact	18

XVI	Notices	18

XVII	Dispute or Breach	19

XVIIIT	Termination or Modification	20

XIX	Assignment	22

XX	Governing Law	22

XXI	Independent Entities	23

XXII	Effect of Partial Invalidity	23

XXIII	Nonwaiver	24

XXIV	Entire Agreement	24

XXV	Article Headings	24

XXVI	Counterparts	24

XXVII	Acceptance	25

	Appendix	25

LICENSE AGREEMENT

PREAMBLE

This License Agreement (“AGREEMENT”) is entered into between the National Aeronautics and Space Administration (NASA), an agency of the United States, hereinafter referred to as LICENSOR, having its headquarters in Washington, D.C., and Nanotailor, Inc., a corporation of the State of Texas, having its principal place of business at 701 Brazos, Suite 500, Austin, TX 78701 hereinafter referred to as LICENSEE, as of the date of execution of the last PARTY hereto.

WITNESSETH:

WHEREAS, under the authority of 35 U.S.C. § 200 et seq., the U.S. Department of Commerce has issued Patent Licensing Regulations (37 CFR Part 404) specifying the terms and conditions upon which licenses may be granted for inventions assigned to LICENSOR; and

WHEREAS, LICENSOR is the assignee of two United States patents: U.S. Patent No. 6,740,224 for an invention entitled “METHOD OF MANUFACTURING CARBON NANOTUBES” which issued on MAY 25, 2004; and
U.S. Patent No. 7,008,605 for an invention entitled “METHOD OF MANUFACTURING HIGH QUALITY CARBON NANOTUBES” which issued on MARCH 7, 2006 and,

WHEREAS, LICENSEE, in consideration of the grant of a license under U.S. Patent Nos. 6,740,224 and 7,008,605, will pay royalties, make all necessary capital investments, and achieve PRACTICAL APPLICATION of the invention; and,

WHEREAS, LICENSOR has determined that the granting of a license to LICENSEE under U.S. Patent Nos. 6,740,224 and 7,008,605 will provide the necessary incentive for LICENSEE to achieve the desired early PRACTICAL APPLICATION of the invention and the granting of such license to LICENSEE will therefore be in the public interest;

NOW, THEREFORE, in accordance with said Patent Licensing Regulations, and in consideration of the foregoing and of the terms hereinafter contained in this AGREEMENT, the LICENSOR and LICENSEE agree as set forth below:

ARTICLE I

Definitions

“ACCOUNTING PERIOD” shall mean the period for which royalties are calculated.  For this AGREEMENT, the period is every 12 months starting January 1 of each year, except for the first ACCOUNTING PERIOD, which shall begin on the LICENSE COMMENCEMENT DATE and end December 31, 2007.

“BREACH” shall mean (a) a violation or nonperformance by a PARTY of a MATERIAL term, condition, covenant, or warranty herein, or (b) a misrepresentation made hereunder or (c) a misrepresentation by LICENSEE to induce LICENSOR to enter into this AGREEMENT (also see “MATERIAL”).

“BREACHING PARTY” shall mean the PARTY in BREACH, as used in Section 17.2.

“GROSS SALES” shall mean either the total amount invoiced by or for LICENSEE, and, in the event that some or all of the amount invoiced by LICENSEE is in the form of non-monetary remuneration, then the equivalent dollar value sum of such remuneration, for all disposals i.e., (sales, uses, including uses by LICENSEE, leases, transfers, etc.) of ROYALTY-BASE PRODUCTS for consideration determined in, or as if in, an arm’s length transaction.

“INSOLVENT” shall mean that LICENSEE has either ceased to pay its debts (which may include failure to pay royalty payments under this AGREEMENT) in the ordinary course of business or cannot pay its debts as they fall due or is insolvent within the meaning of the Federal Bankruptcy Code (11 U.S.C. § 101 (31)).

“LICENSE COMMENCEMENT DATE” shall mean the date that the last PARTY has executed this AGREEMENT.

“LICENSE EXPIRATION DATE” shall mean the last day that this AGREEMENT is in effect.

“LICENSE TERM” shall mean the period of time starting with the LICENSE COMMENCEMENT DATE and ending with the LICENSE EXPIRATION DATE.

“LICENSED AREA” shall mean the United States.

“LICENSED FIELD OR EMBODIMENT(S)” shall mean Carbon Nanotube Production.

“LICENSED INVENTION” shall mean the invention defined by the claims of the LICENSED PATENTS and as may be further limited by ARTICLE II.

“LICENSED PATENTS” shall mean United States Patent Nos. 6,740,224 and 7,008,605 and shall include any corresponding reissue patents and modifications of said LICENSED PATENTS by means of certificates of correction or reexamination certificates.

“MATERIAL,” with respect to a particular matter (e.g., a BREACH), shall mean that the matter is shown to effect adversely (a) the rights and benefits of the other PARTY under this AGREEMENT; or (b) the ability of the other PARTY to perform its obligations hereunder; and, in either case, to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this AGREEMENT in view of the matter in question.

“NET SALES” shall mean GROSS SALES, less allowances for returns and less (to the extent separately stated, and not charged to the customer or others, on the invoices):  (a) regular trade and quantity discounts; (b) insurance and shipping charges from the point of origin; (c) duties, tariffs, and other customs charges; and (d) sales, use, value added, and similar taxes.  In the case of a sale or other disposition of ROYALTY-BASE PRODUCTS which are transferred to a purchaser who does not deal at arm’s length, or transferred or otherwise disposed of for other than monetary consideration (including allocations to LICENSEE’s own beneficial use), NET SALES shall be calculated in accordance with Section 7.5 of this AGREEMENT.

“NONBREACHING PARTY” shall mean the PARTY not in BREACH, as used in Section 17.2.

“PARTY” shall mean a party to this AGREEMENT.

“PERSON” shall mean a natural person; a corporation (for profit or not-for-profit); an association; a partnership (general or limited); a joint venture; a trust; a government or political department, subdivision, or agency; or any other entity.

“PRACTICAL APPLICATION” shall mean, with respect to the LICENSED INVENTION, to reduce it to practice and to commercialize it, i.e., to manufacture it in the case of a composition or product, to practice it in the case of a process or method, or to operate it in the case of a machine or system; and, in each case, under such conditions as to establish:  (a) that a market for the LICENSED INVENTION has been created, and to the extent practicable, that a market has been created in the United States; (b) that it is being utilized; (c) that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms; and (d) that market demand, at least in the United States, shall be reasonably met.

“ROYALTY-BASE PRODUCTS” shall include the components of an item sold, used, leased, transferred, or otherwise disposed of by LICENSEE or its SUBLICENSEES that is covered by, included within or made by the LICENSED INVENTION.  For purposes of this license, ROYALTY-BASE PRODUCTS include Carbon Nanotubes.

“SUBLICENSEE” shall mean any PERSON who has the right, granted by LICENSEE, to make, use, or sell the LICENSED INVENTION.

“THIRD PARTY” shall mean any PERSON other than the LICENSOR and the LICENSEE.

ARTICLE II

License Grant

2.1  LICENSOR hereby grants to LICENSEE a terminable, royalty-bearing, nonexclusive license to practice, i.e., to make, have made, use, offer to sell, sell, transfer, or dispose of, the LICENSED INVENTION as limited to the LICENSED AREA and as may be limited to a LICENSED FIELD OR EMBODIMENT(S), as defined in ARTICLE I.

2.2  LICENSOR, upon request, will use reasonable efforts to grant LICENSEE, in accordance with 37 CFR Part 404, a license to practice any inventions assigned to LICENSOR, without which license or licenses, the practice of the LICENSED INVENTION would result in infringement.  The grant of said license or licenses shall be limited, however, to the extent necessary to practice the LICENSED INVENTION.  There will be no such grant where said inventions are licensed exclusively.

2.3  Notwithstanding anything to the contrary in this AGREEMENT, LICENSEE shall take the license granted in this ARTICLE II subject to any outstanding licenses or other rights in THIRD PARTIES under agreements executed by LICENSOR before the LICENSE COMMENCEMENT DATE.

2.4  LICENSOR reserves an irrevocable, royalty-free right to practice and have practiced the LICENSED INVENTION, and any other inventions as provided in Section 2.2, throughout the world by or on behalf of the Government of the United States and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the United States.

ARTICLE III

Sublicenses

3.1  LICENSEE may not grant any sublicenses under this AGREEMENT.

ARTICLE IV

Term of License

4.1  Unless either PARTY terminates this AGREEMENT in accordance with ARTICLE XVIII at an earlier date, the license granted in ARTICLE II will be in effect for a LICENSE TERM that is equal to the unexpired term of the last patent to be in effect of the patent(s) encompassed under the definition of LICENSED PATENTS.  Except as may be expressly provided otherwise herein or agreed to in writing by LICENSOR, the license shall expire automatically at the end of the LICENSE TERM without notice to LICENSEE.

ARTICLE V

Practical Application

5.1  LICENSEE shall achieve PRACTICAL APPLICATION of the LICENSED INVENTION within twelve (12) months of the LICENSE COMMENCEMENT DATE and in accordance with the schedule set forth in the APPENDIX to this AGREEMENT and incorporated into this AGREEMENT.  LICENSEE shall notify LICENSOR within thirty (30) days of achieving PRACTICAL APPLICATION that PRACTICAL APPLICATION has been achieved. LICENSEE shall also provide evidence to verify the achievement.

5.2  LICENSEE, once PRACTICAL APPLICATION of the LICENSED INVENTION is achieved, shall thereafter maintain it throughout the LICENSE TERM.

ARTICLE VI

United States Manufacture

6.1  In achieving and maintaining PRACTICAL APPLICATION of the LICENSED INVENTION, LICENSEE agrees that any products embodying the LICENSED INVENTION or produced through the use of the LICENSED INVENTION shall be reduced to practice and manufactured substantially in the United States, in accordance with 35 U.S.C. 209(b).

6.2  LICENSEE shall make a bona fide attempt to use or sell the LICENSED INVENTION in the United States.

6.3  LICENSEE shall promptly report to LICENSOR its discontinuance of making the benefits of the LICENSED INVENTION available to the public.

ARTICLE VII

Royalty and Payment

7.1  In consideration of the license granted in ARTICLE II, LICENSEE shall remit to LICENSOR a nonrefundable license fee in the amount of Twenty Thousand Dollars ($20,000.00), which shall be paid upon the execution of this AGREEMENT by LICENSEE.

7.2  LICENSEE agrees to pay LICENSOR a running royalty of seven percent (7%) of the NET SALES of ROYALTY-BASE PRODUCTS for each ACCOUNTING PERIOD.

7.3  LICENSEE agrees to pay LICENSOR a minimum royalty of Fifty Thousand Dollars($50,000.00) for the ACCOUNTING PERIOD ending on December 31, 2008.  LICENSEE agrees to pay LICENSOR a minimum royalty payment in the amount of Seventy Five Thousand Dollars ($75,000.00) for the ACCOUNTING PERIOD ending on December 31, 2009. LICENSEE agrees to pay LICENSOR a minimum royalty payment in the amount of One Hundred and Twenty Five Thousand Dollars ($125,000.00) for the ACCOUNTING PERIOD ending on December 31, 2010. LICENSEE agrees to pay LICENSOR a minimum royalty payment in the amount of One Hundred and Seventy Five Thousand Dollars ($175,000.00) for the ACCOUNTING PERIOD ending on December 31, 2011 and for each ACCOUNTING PERIOD thereafter.

7.4  The running royalties specified in Sections 7.2 shall be credited against the minimum royalty specified in Section 7.3.

7.5  LICENSEE agrees that in the event any ROYALTY-BASE PRODUCTS shall be sold, transferred, or disposed of to a THIRD PARTY in a transaction that does not represent an arm’s length transaction for purposes of resale by any THIRD PARTY, then the royalties to be paid under this AGREEMENT for the ROYALTY-BASE PRODUCTS shall be based upon the NET SALES of the ROYALTY-BASE PRODUCTS by such THIRD PARTY, rather than upon the NET SALES of the LICENSEE.  Examples of transactions that do not represent an arm’s length transaction includes sales, transfers or disposals (a) to any type of organization or individual who owns a controlling interest in LICENSEE by stock ownership or otherwise; (b) to any type of organization in which LICENSEE shall own, directly or indirectly, a controlling interest by stock ownership or otherwise; or (c) to any type of organization with which, or individual with whom, LICENSEE, its stockholders, or associated companies shall have any agreement, understanding, or arrangement (such as, among other things, an option to purchase stock, an arrangement involving a division of profits, or special rebates or allowances) without which agreement, understanding, or arrangement, prices paid by such organization or individual for the ROYALTY-BASE PRODUCTS would be higher than the NET SALES reported by LICENSEE, or if such agreement, understanding, or arrangement results in extending to such organization or individual lower prices for ROYALTY-BASE PRODUCTS than those charged to outside concerns buying similar merchandise in similar amounts and under similar conditions.

7.6  Under this AGREEMENT, ROYALTY-BASE PRODUCTS will be considered sold when invoiced, when shipped, or upon receipt of payment, whichever occurs first.

7.7  Royalties shall be paid within thirty (30) days of the end of each ACCOUNTING PERIOD.  Royalties shall be paid by check, denominated in United States dollars, and made payable to the National Aeronautics and Space Administration.  The check shall be mailed to LICENSOR at the address set forth in ARTICLE XV of this AGREEMENT concurrently with the report required in ARTICLE VIII of this AGREEMENT.  LICENSOR’s acceptance of any royalty payment does not eliminate LICENSOR’s right to contest the accuracy of such payment in the future.

7.8  LICENSOR shall assess interest, penalties, and administrative costs in accordance with the Federal Claims Collections Standards, 31 C.F.R. §§ 900-904, on all payments due LICENSOR which are not timely paid by LICENSEE.  In addition to these charges, LICENSOR is authorized to charge to LICENSEE the costs of collection and any associated reasonable attorney fees.

ARTICLE VIII

Reports

8.1  LICENSEE shall submit to LICENSOR written reports within thirty (30) days of the end of each ACCOUNTING PERIOD whether or not royalties are due.  Each report shall be submitted concurrently with the royalties required by ARTICLE VII.  To ensure that any proprietary information submitted by LICENSEE is protected to the fullest extent of the law, LICENSEE should mark with a proprietary notice any portions of the report that are considered proprietary to LICENSEE.

8.2  Each report shall include the following information:

(a)	With reference to the schedule set forth in the APPENDIX to this AGREEMENT, a narrative description of the steps being taken to reduce the LICENSED INVENTION to practice.

(b)
With reference to the schedule set forth in the APPENDIX to this AGREEMENT, a narrative description of the steps being taken to create a market demand for the LICENSED INVENTION, to commercialize the LICENSED INVENTION, and to meet market demand for the LICENSED INVENTION.

(c)
A narrative description of the ROYALTY-BASE PRODUCTS currently being offered for sale by LICENSEE and its SUBLICENSEES.  Copies of current sales brochures, promotional materials, and price lists shall be included with this description.

(d)	A list of the geographic locations at which the LICENSED INVENTION is being manufactured.

(e)	The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by LICENSEE.

(f)	The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by each SUBLICENSEE (if any).

(g)           The number and type of ROYALTY-BASE PRODUCTS sold or disposed of by each reseller of ROYALTY-BASE PRODUCTS under Section 7.5.

(h)	LICENSEE’s GROSS SALES.

(i)	GROSS SALES for each SUBLICENSEE (if any).

(j)	GROSS SALES for each reseller of ROYALTY-BASE PRODUCTS under Section 7.5.

(k)	LICENSEE’s NET SALES.

(l)	NET SALES for each SUBLICENSEE (if any).

(m)	NET SALES for each reseller of ROYALTY-BASE PRODUCTS under Section 7.5.

(n)	The amount of royalties due LICENSOR.

8.3  Each report shall include a certification by an officer of LICENSEE that the LICENSEE is complying with the terms and conditions of this AGREEMENT and that the responses to each part of Section 8.2 are accurate and complete.

8.4  LICENSEE shall, on an annual basis, submit to LICENSOR an audited balance sheet and an audited income statement.  Internal audits are permissible, but LICENSOR reserves the right to require an independent audit and additionally reserves the right to approve of the auditor.

8.5  A final report shall be submitted to LICENSOR by LICENSEE within thirty (30) days after the termination of this AGREEMENT.

ARTICLE IX

Audit Rights

9.1  LICENSEE shall keep full, true, and accurate records for the purpose of LICENSOR verifying LICENSEE’s reports to LICENSOR under ARTICLE VIII, verifying LICENSEE’s royalty payments to LICENSOR under ARTICLE VII, and for determining LICENSEE’s activities in general under the AGREEMENT.  These records shall include, but are not limited to, ledgers and journals of account, customer orders, invoices, shipping documents, inventory records, computer records, purchase orders, and tax records.  These records, as a whole, shall include information which will allow, at a minimum, identification of suppliers, customers, items sold or otherwise transferred, and/or services rendered, as well as whether the LICENSEE is operating within the scope of its license.

9.2  The records described in Section 9.1 shall be available for audit by LICENSOR, or by an authorized representative of LICENSOR, at all reasonable times for the LICENSE TERM and for three (3) calendar years thereafter.  In addition, LICENSEE shall permit inspection by LICENSOR, or by an authorized representative of LICENSOR, of LICENSEE’s assembly facilities and of LICENSEE’s inventory of ROYALTY-BASE PRODUCTS, including parts, works-in-progress, and finished goods, during any audit by LICENSOR.

9.3  If LICENSOR, as a result of an audit, discovers an underpayment of royalties that exceeds Two Thousand Five Hundred Dollars ($2,500), then LICENSEE shall reimburse LICENSOR for the cost of the audit, including all related costs of performing the audit (e.g., travel, food, lodging, cost of professional services, etc.), in addition to any penalties assessed pursuant to Section 7.8.

ARTICLE X

Marking

10.1  LICENSEE and all SUBLICENSEES shall mark all ROYALTY-BASE PRODUCTS, or products incorporating ROYALTY-BASE PRODUCTS, in accordance with the statutes of the United States relating to the marking of patented articles (see 35 U.S.C. § 287).  Such marking shall be accomplished by fixing on the article or when, from the character of the article, this cannot be done, by fixing to it, or to the package wherein one or more of the articles is contained, a label including the notation “Licensed from the National Aeronautics and Space Administration under (insert patent number).”  Such marking shall also be included in all literature and/or advertising materials describing the LICENSED INVENTION.

ARTICLE XI

Use of the NASA Name

11.1  Except as required by ARTICLE X, LICENSEE may use the name of LICENSOR, or the acronym “NASA,” only in truthful statements concerning its relationship with LICENSOR.  The letters ‘NASA’ may be used in such truthful statements only if they are:

(a)	used in their normal typed or printed form;

(b)	the same size, color, and intensity as the rest of the words in a sentence;

(c)	not used in their stylized version as they appear in the NASA logotype or NASA insignia; and

(d)	not used to indicate that NASA endorses the LICENSEE's products, processes, etc.

11.2  Uses of the letters ‘NASA’, other than those required by ARTICLE X or specified in Section 11.1, shall require the express written approval of LICENSOR.  Approval by LICENSOR shall be based on applicable law (i.e., 42 U.S.C. §§ 2459b, 2472(a), and 2473(c)(1); and 14 CFR § 1221.100 et seq.) and NASA policy governing the use of the letters ‘NASA’ and the words ‘National Aeronautics and Space Administration’ and shall not be unreasonably withheld.

11.3 LICENSEE agrees to make copies of its marketing literature available to LICENSOR so that LICENSOR can determine that such use is in accordance with the terms of this ARTICLE.

ARTICLE XII

Disclaimer of Warranties

12.1  LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AS TO ANY MATTER WHATSOEVER.

12.2  ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED HEREUNDER.

12.3  In particular, nothing in this AGREEMENT shall be construed as:

(a)	A warranty or representation by LICENSOR as to the validity or scope of any LICENSED PATENT; or

(b)
A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this AGREEMENT is or will be free from infringement of any type, including patent infringement, copyright infringement, and trademark infringement; or

(c)	A requirement that LICENSOR shall file any patent application, secure any patent, or maintain any patent in force, other than the LICENSED PATENT; or

(d)	An obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement; or

(e)	An obligation to furnish any manufacturing or technical information; or, if any such information is supplied, a warranty or representation that such information is accurate; or

(f)
Conferring a right to use in advertising, publicity or otherwise the name of any inventor of the LICENSED INVENTION or the NASA name, seal, insignia, logotype or any other adaptation without the prior written consent of LICENSOR (except as otherwise provided in ARTICLE XI); or

(g)
Precluding the export from the United States of ROYALTY-BASE PRODUCTS on which royalties shall have been paid as provided in ARTICLE VII, provided that the item can be exported under the export control laws of the United States; or

(h)	Granting by implication or estoppel, any licenses or other rights under any patent of LICENSOR or any other PERSON in the United States or any foreign country; or

(i)
Granting by implication, estoppel, or otherwise, any licenses or rights under patents or patent applications of LICENSOR other than the LICENSED INVENTION, regardless of whether such other patents or patent applications are dominant, subordinate, or an improvement to the invention or inventions as claimed, of the LICENSED PATENT or LICENSED PATENT APPLICATION, nor to other applications that did not claim the invention.

(j)
Conferring upon any PERSON (1) any immunity from or defenses under the antitrust laws, (2) any immunity from a charge of patent misuse, or (3) any immunity from the operation of Federal, State, or other law.

ARTICLE XIII

Risk Allocation and Indemnification

13.1  LICENSOR makes no representation, extends no warranties of any kind, either express or implied, and assumes no responsibility whatsoever with respect to use, sales, or other disposition by LICENSEE or its vendees or other transferees of products incorporating or made by the use of (a) the LICENSED INVENTION or (b) information, if any, furnished under this AGREEMENT.

13.2  LICENSEE shall indemnify LICENSOR, its officers and employees, and hold them harmless against all liabilities, demands, damages, expenses, or losses including, but not limited to, attorney’s fees, court costs, and the like, arising (a) out of the use by LICENSEE or its transferees of the LICENSED INVENTION or information furnished under this AGREEMENT, or (b) out of any sale, use, or other disposition by LICENSEE or its transferees of products, processes, or compositions, made by use of such inventions or information.

13.3  It shall be the sole responsibility of the LICENSEE to ensure that any and all embodiments of the LICENSED INVENTION are safe under all circumstances.

13.4  Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this AGREEMENT, other than as provided in Sections 13.1 and 13.2, or other than for infringement of one PARTY’s intellectual property rights by another PARTY, (including any engagement in licensable activities by licenses beyond the scope of the license provided by this AGREEMENT), neither PARTY will be liable to the other PARTY (nor to any THIRD PARTY claiming rights derived from the other PARTY’s rights) for incidental, consequential, special, punitive, or exemplary damages of any kind, including lost profits, loss of business, or other economic damage, and further including injury to property, as a result of breach of any warranty or other term of this AGREEMENT, regardless of whether the PARTY liable or allegedly liable was advised, had reason to know, or in fact knew of the possibility thereof.

ARTICLE XIV

Patent Validity

14.1  If, in any proceeding in which the validity, infringement, or priority of invention of any claim of the LICENSED PATENT to LICENSEE is in issue, a judgement or decree is entered which becomes final (below referred to as an “final judgement”), the construction placed upon any such claim by such final judgement shall thereafter be followed, not only as to such claim but as to all claims to which such construction applies, with respect to subsequently occurring acts.  If such final judgement holds any claim invalid, LICENSEE shall be relieved prospectively (a) from including in its reports ROYALTY-BASE PRODUCTS sold or otherwise disposed of covered only by such claim or any broader claim to which such final judgement is applicable, and (b) from the performance of those other acts which may be required by this AGREEMENT only because of any such claim.  However, if there are two or more conflicting final judgements with respect to the same claim based on the same grounds or where the same issues were raised, the decision of the higher tribunal shall be followed, but if the tribunals be of equal dignity, then the decision more favorable to the claim shall be followed.

14.2  In the event evidentiary material comes to the attention of the LICENSEE that, in the judgement of the LICENSEE, bears on the validity or scope of any LICENSED PATENT, the LICENSOR will in good faith discuss with the LICENSEE whether such evidentiary material so affects the validity or scope of the LICENSED PATENT to which it is asserted to apply that the terms of the license in respect to such LICENSED PATENT should be modified.

14.3  The LICENSEE, after the LICENSE COMMENCEMENT DATE, may assert the invalidity of any claim in any LICENSED PATENT, if coupled with or followed by:

(a)	Withholding, or notice of intention to withhold, or denial of obligation to pay, royalties otherwise payable under this AGREEMENT in respect to the LICENSEE’s operations under such claim; or

(b)
Initiation or participation in a suit challenging or denying the validity of such claim in reference to LICENSEE’s operations under this AGREEMENT, that may, at the option of the LICENSOR, be conclusively presumed to constitute LICENSEE’s termination, as of the earliest provable date of such withholding, notice, denial, initiation, or participation, of its AGREEMENT including its obligation for payment of royalties due from the date of the termination.

ARTICLE XV

Points of Contact

15.1  The following PERSONS are designated as the points of contact for their respective PARTY and are responsible for keeping this information current by providing updated information as warranted.  These points of contact are the principal representatives of the PARTIES involved in the performance of this AGREEMENT.

LICENSOR		LICENSEE

Name:	David Walker	Name:

Title:	Chief Patent Counsel	Title:

Address:	NASA Goddard Space	Address:	Address:
Flight Center, Mail Code 140.1
Greenbelt, Maryland 20771

Telephone No.	301-286-7351	Telephone No.:

Facsimile No.:	301-286-9502	Facsimile No.:

ARTICLE XVI

Notices

16.1  All notices hereunder will be in writing and will be delivered and effective as follows:

(a)	Every notice required or contemplated by this AGREEMENT to be given either PARTY may be delivered in person or may be sent by commercial courier or U.S. mail, addressed to the PARTY for whom it is intended, at the address specified in ARTICLE XV.

(b)	Any notice will be effective on the date that it is hand delivered or on the fifth business day after it was deposited with the commercial courier or the U.S. mail.

(c)	As used in this ARTICLE, a reference to a particular date means the date itself, if a business day, otherwise the first business day after the date.

ARTICLE XVII

Dispute or Breach

17.1  All disputes concerning the interpretation or application of this AGREEMENT shall be discussed mutually between the PARTIES.  Any disputes that are not disposed of by mutual agreement shall be decided by the NASA Lead Counsel Intellectual Property, or designee, who shall reduce the decision to writing and mail or otherwise deliver a copy thereof to LICENSEE.  LICENSEE may respond to such notice of a decision in accordance with the procedures set forth in Section 18.8.

17.2  In the event of a BREACH of any provision of this AGREEMENT, the NONBREACHING PARTY shall give the BREACHING PARTY notice describing the BREACH and stating that the BREACHING PARTY has thirty (30) days after notice of the BREACH to cure the BREACH or show cause why the AGREEMENT should not be terminated.

17.3  If a provision of this AGREEMENT sets forth a cure period for the BREACH in question other than thirty (30) days, then that provision shall take precedence over the cure period set forth in Section 17.2.

17.4  No cure period is required, except as may be otherwise provided in this AGREEMENT, if:

(a)	this AGREEMENT sets forth specific deadline dates for the obligation allegedly breached; or

(b)	this AGREEMENT otherwise states that no cure period is required in connection with the termination in question.

17.5  The BREACHING PARTY will be deemed to have cured such BREACH if within the cure period it takes steps reasonably adequate to alleviate any damage to the NONBREACHING PARTY resulting from the BREACH and to prevent a similar future BREACH.

ARTICLE XVIII

Termination or Modification

18.1  The PARTIES may terminate or modify this AGREEMENT by mutual consent upon such terms as they may agree in writing.

18.2  Either PARTY may terminate this AGREEMENT by failing to extend the LICENSE TERM, if an extension is provided for in ARTICLE IV.

18.3  Either PARTY may terminate this AGREEMENT upon the discovery by one PARTY of any intentional MATERIAL false statement or misrepresentation made or submitted by the other PARTY which BREACHES any obligation under the terms of this AGREEMENT or upon the discovery by one PARTY that the other PARTY has committed a MATERIAL breach of a provision of the AGREEMENT.

18.4  LICENSEE may prospectively terminate this AGREEMENT upon ninety (90) days written notice to LICENSOR.

18.5  This AGREEMENT may be terminated by LICENSOR if:

(a)	LICENSOR determines that LICENSEE has failed or will fail to achieve or maintain PRACTICAL APPLICATION of the LICENSED INVENTION as provided by ARTICLE V.

(b)	LICENSOR determines that LICENSEE has failed or will fail to reduce to practice or substantially manufacture the LICENSED INVENTION in the United States as provided by Section 6.1.

(c)	LICENSOR determines that LICENSEE has failed or will fail to meet market demand for the LICENSED INVENTION.

(d)	LICENSEE fails to pay royalties or submit reports as provided by ARTICLES VII and VIII.

(e)
LICENSOR determines that such action is necessary to meet the requirements for public use specified by Federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

(f)	LICENSEE commits a BREACH of a covenant contained in this AGREEMENT.

18.6  LICENSOR may terminate this AGREEMENT if LICENSEE becomes INSOLVENT.  LICENSEE must notify LICENSOR within thirty (30) days after becoming INSOLVENT.  LICENSEE’s failure to conform to this requirement shall be deemed a MATERIAL, incurable BREACH.

18.7  LICENSEE must promptly inform LICENSOR of its intention to file a voluntary petition in bankruptcy or of another’s communicated intention to file an involuntary petition in bankruptcy.  LICENSOR may terminate this AGREEMENT upon receiving notice of intention to file.  LICENSEE’s filing without conforming to this requirement shall be deemed a MATERIAL, pre-petition incurable BREACH.

18.8  Before LICENSOR unilaterally modifies or terminates this AGREEMENT for any cause, LICENSOR will deliver to LICENSEE and all SUBLICENSEES of record a written notice stating LICENSOR’s intention to modify or terminate the AGREEMENT and the reasons therefor.  LICENSEE and SUBLICENSEES of record will be allowed thirty (30) days after: (a) such notice to remedy any BREACH of the AGREEMENT or show cause why the AGREEMENT should not be unilaterally modified or terminated; or, (b) such notice of a decision regarding a dispute, rendered in accordance with Section 17.1, to rebut such decision.  A response to a notice of modification or termination or to a notice of a dispute decision should be addressed to the General Counsel, National Aeronautics and Space Administration, Washington, DC  20546.  The General Counsel will render a determination based on the LICENSEE’s response within a reasonable time.  Absent any response from LICENSEE to the notice regarding the modification, termination, and/or dispute decision, the decision by the Lead Counsel Intellectual Property will be final and/or the AGREEMENT will be unilaterally modified or will terminate, effective thirty-one (31) days from the notice of modification, termination, or dispute decision, with no right to appeal under Section 18.9.

18.9  LICENSEE may appeal in writing to the NASA Administrator, any determination rendered by the General Counsel in accordance with Section 18.8, within thirty (30) days of notice of such determination.  The notice of appeal and all supporting documentation should be addressed to the Administrator, National Aeronautics and Space Administration, Washington, DC  20546.  LICENSEE shall be afforded an opportunity to be heard and to offer evidence in support of its appeal.  The decision on the appeal shall be made by the NASA Administrator or designee, which shall be the final agency decision from which there will be no further right of administrative appeal.  Nothing in this Article shall be interpreted as precluding actions at law.

18.10  If no action is taken under Section 18.9, then the determination rendered by the General Counsel shall become final within thirty-one (31) days after delivery of the notice of such determination.

18.11  All royalties and reports due up to and including the date of termination of this AGREEMENT are due within thirty (30) days of the date of termination.

ARTICLE XIX

Assignment

19.1  Upon written approval by LICENSOR, LICENSEE may assign this AGREEMENT provided that LICENSEE submits to LICENSOR, in advance, a written request for permission to grant the assignment, information that NASA considers necessary to evaluate the proposed assignment, and a copy of the proposed assignment.  If LICENSOR approves the assignment as being consistent with the Government’s interests, the PARTIES and the assignee will be required to execute a novation agreement.  At a minimum, the novation agreement will provide that LICENSEE waives all rights under the license, the assignee assumes all obligations under the AGREEMENT, and that LICENSOR recognizes the assignee as the successor in interest to the AGREEMENT.

ARTICLE XX

Governing Law

20.1  This AGREEMENT will be interpreted and enforced in accordance with United States federal law.

ARTICLE XXI

Independent Entities

21.1  The Parties are separate and independent entities.  Except as may be expressly and unambiguously provided in this AGREEMENT, no partnership or joint venture is intended to be created by this AGREEMENT, nor any principal-agent or employer-employee relationship.

21.2  Except to the extent expressly provided in this AGREEMENT, neither PARTY has, and neither PARTY shall attempt to assert, the authority to make commitments for or to bind the other PARTY to any obligation.

ARTICLE XXII

Effect of Partial Invalidity

22.1  If any one or more of the provisions of this AGREEMENT should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, and as long as the fundamental objectives of the AGREEMENT can be carried out, then:

(a)	the validity and enforceability of all provisions of this AGREEMENT not ruled to be invalid or unenforceable will be unaffected;

(b)
the provision(s) held wholly or partly invalid or unenforceable will be deemed to be amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the PARTIES’ intent as manifested herein; and

(c)
if the ruling, and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question, as originally set forth in this AGREEMENT, will be deemed to be valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

ARTICLE XXIII

Nonwaiver

23.1  The failure of either PARTY at any time to require performance by the other PARTY of any provisions of this AGREEMENT shall in no way affect the right of such PARTY to require future performance of that provision.  Any waiver by either PARTY of any BREACH of any provision of this AGREEMENT shall not be construed as a waiver of any continuing or succeeding BREACH of such provision, a waiver of the provision itself, or a waiver of any right under this AGREEMENT.

ARTICLE XXIV

Entire Agreement

24.1  Except as may be expressly provided otherwise herein, this AGREEMENT constitutes the entire agreement between the PARTIES concerning the subject matter thereof.  No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the PARTIES with reference thereto will be of any force or effect.  This AGREEMENT may only be modified by written agreement of the PARTIES.

ARTICLE XXV

Article Headings

25.1  The Article Headings contained in this AGREEMENT are for reference purposes only and shall not in any way control the meaning or interpretation of this AGREEMENT.

ARTICLE XXVI
Counterparts

26.1  This AGREEMENT may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.  Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the PARTIES, provided that each PARTY executes at least one such duplicate or duplicate signature page.  The PARTIES stipulate that a photostatic copy of an executed original will be admissible in evidence for all purposes in any proceeding as between the PARTIES.

ARTICLE XXVII

Acceptance

27.1  In witness whereof, each PARTY has caused this AGREEMENT to be executed by its duly authorized representatives:

LICENSOR:	LICENSEE:

National Aeronautics and	Nanotailor, Inc..
Space Administration

/s/ Michael C. Wholley	/s/ Bryan A. Scott
By:Michael C. Wholley	By: Bryan A. Scott
NASA General Counsel	CEO

Date: April 27, 2007	Date: April 19, 2007